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                               SERVICE AGREEMENT

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                          P.B. MANAGEMENT COMPANY, INC.

                                       AND

                            BEACON MEDICAL GROUP, P.C.


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                               Effective October 1, 1997

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                                Table of Contents

1.   RESPONSIBILITIES OF THE PARTIES........................................ 1
          1.1     General Responsibilities of the Parties................... 1
          1.2     BEACON's Matters.......................................... 1
          1.3     Patient Referrals......................................... 1

2.   POLICY COUNCIL......................................................... 1
          2.1     Formation and Operation of the Policy Council............. 1
          2.2     Duties and Responsibilities of the Policy Council......... 2

3.   OBLIGATIONS OF PROMEDCO-HARRISBURG..................................... 3
          3.1     Management and Administration............................. 3
          3.3     Expansion of Clinic....................................... 8
          3.4     Events Excusing Performance............................... 8
          3.5     Compliance With Applicable Laws........................... 8

4.        OBLIGATIONS OF BEACON............................................. 8
          4.1     Professional Services..................................... 8
          4.2     Employment Of Physician Employees......................... 9
          4.3     BEACON Expenses........................................... 9
          4.4     Medical Practice.......................................... 9
          4.5     Professional Insurance Eligibility........................ 9
          4.6     Employment Of Non-Physician Employees..................... 9
          4.7     Events Excusing Performance............................... 9
          4.8     Compliance With Applicable Laws...........................10
          4.9     BEACON Employee Benefit Plans.............................10
          4.10    Physician Powers of Attorney..............................10
          4.11    Spokesperson..............................................11

5.   RECORDS................................................................11
          5.1     Patient Records...........................................11
          5.2     Other Records.............................................11
          5.3     Access to Records.........................................11

6.   FACILITIES TO BE PROVIDED BY PROMEDCO-HARRISBURG.......................11
          6.1     Facilities................................................11
          6.2     Use of Facilities.........................................11

7.   FINANCIAL ARRANGEMENTS.................................................11
          7.1     Payments to BEACON and ProMedCo-Harrisburg................11


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          7.2     Distribution..............................................12
          7.3     Clinic Expenses...........................................12
          7.4     Accounts Receivable.......................................12

8.   INSURANCE AND INDEMNITY................................................13
          8.1     Insurance to be Maintained by ProMedCo-Harrisburg.........13
          8.2     Tail Insurance Coverage...................................13
          8.3     Additional Insured........................................13
          8.4     Indemnification...........................................13

9.   RESTRICTIVE COVENANTS AND LIQUIDATED DAMAGES...........................14
          9.1     Restrictive Covenants by BEACON...........................14
          9.2     Restrictive Covenants By Medical Professionals............14
          9.3     Physician Shareholder and Physician Employee
                      Liquidated Damages....................................14
          9.4     Enforcement...............................................15
          9.5     Termination of Restrictive Covenants......................15

10.       TERM
          10.1 Term and Renewal.............................................16
          10.2 Termination by BEACON........................................16
          10.3    Termination by ProMedCo-Harrisburg........................16
          10.4    Actions After Termination.................................17

11.       DEFINITIONS.......................................................18
          11.1    Asset Purchase Agreement..................................18
          11.2    BEACON Capitation Allocation..............................18
          11.3    BEACON Employees..........................................18
          11.4    BEACON Inducement Agreement...............................18
          11.5    Capitated Revenues........................................19
          11.6    Clinic....................................................19
          11.7    Clinic Expenses...........................................19
          11.8    Clinic Expenses shall not include.........................20
          11.9    Clinic Facility...........................................20
          11.10 Distribution Funds..........................................21
          11.11 Effective Date..............................................21
          11.12 HealthAmerica...............................................21
          11.13 Medical Professional........................................21
          11.14 Managed Care Surpluses......................................21
          11.15 Net Capitated Revenues......................................21
          11.16 Net Clinic Revenues.........................................21
          11.17 Opening Balance Sheet.......................................21
          11.18 Outside Medical Expenses....................................21
          11.19 Physician Employees.........................................22
          11.20 Physician Extenders.........................................22
          11.21 Physician Shareholders......................................22


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          11.22 ProMedCo....................................................22
          11.23 ProMedCo-Harrisburg Distribution............................22
          11.24 Risk Management Expenses....................................22
          11.25 Technical Employees.........................................22

12. GENERAL PROVISIONS......................................................22
          12.1  Independent Contractor......................................22
          12.2  Proprietary Property........................................23
          12.3  Cooperation.................................................23
          12.4  Licenses, Permits and Certificates..........................23
          12.5  Compliance with Rules, Regulations and Laws.................23
          12.6  Generally Accepted Accounting Principles (GAAP).............24
          12.7    Notices...................................................24
          12.8    Attorneys' Fees...........................................24
          12.9    Severability..............................................24
          12.10 Arbitration.................................................24
          12.11 Construction of Agreement...................................24
          12.12 Assignment and Delegation...................................24
          12.13 Confidentiality.............................................25
          12.14 Waiver......................................................25
          12.15 Headings....................................................25
          12.16 No Third Party Beneficiaries................................25
          12.17 Time is of the Essence......................................25
          12.18 Modifications of Agreement for Prospective Legal Events     25
          12.19 Whole Agreement.............................................26



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                                SERVICE AGREEMENT

         Service Agreement ("Agreement") dated October 1, 1997, between PHB Management Company, Inc., a Pennsylvania corporation ("ProMedCo-Harrisburg") and Beacon Medical Group, P.C. a Pennsylvania professional corporation ("BEACON").

RECITALS:

         Subject to the terms and conditions hereof, BEACON desires to engage ProMedCoHarrisburg to provide to BEACON management services, facilities, personnel, equipment and supplies necessary to operate the Clinic (as defined herein) and ProMedCo-Harrisburg desires to accept such engagement.

         The parties agree as follows:

1.  RESPONSIBILITIES OF THE PARTIES

         1.1 General Responsibilities of the Parties. ProMedCo-Harrisburg shall provide BEACON with offices, facilities, equipment, supplies, non-professional support personnel, and management and financial advisory services. ProMedCo-Harrisburg shall neither exercise control over nor interfere with the physician-patient relationship, which shall be maintained strictly between the physicians of BEACON and their patients.

         1.2 BEACON's Matters. BEACON shall maintain sole discretion and authority over the financial matters relative to its corporate existence. It shall set compensation levels for BEACON Employees. BEACON will also be responsible for all other matters pertaining to the operation of BEACON not otherwise assumed by ProMedCo-Harrisburg under the terms of this Agreement.

         1.3 Patient Referrals. The parties agree that the benefits to BEACON do not require, are not payment for, and are not in any way contingent upon the admission, referral or any other arrangement for the provision of any item or service offered by ProMedCo-Harrisburg to any of BEACON's patients in any facility or laboratory controlled, managed or operated by ProMedCo-Harrisburg.

2.  POLICY COUNCIL

         2.1 Formation and Operation of the Policy Council. A Policy Council will be established which shall be responsible for the major policies which will serve as the basis for operations of the Clinic. The Policy Council shall consist of six members. ProMedCo-Harrisburg shall designate, at its sole discretion, three members of the Policy Council. Members of the Policy Council shall be entitled to attend and vote by proxy at any meetings of the Policy Council so long as at least one such representative is present in person and the most senior member of the group of designees of Pro MedCo-Harrisburg shall be deemed to hold the proxy of any designee of ProMedCo-Harrisburg who is absent from the meeting. BEACON at its sole discretion shall designate three members. Except as may otherwise be provided, the act of a majority of the members of the Policy Council shall be the act of the Policy Council.

         2.2 Duties and Responsibilities of the Policy Council. During the term of this Agreement, the Policy Council shall have the following duties and responsibilities.

         (a) Annual Budgets. All annual capital and operating budgets prepared by ProMedCo-Harrisburg, as set forth in Section 3 and employing ProMedCo-Harrisburg's financial expertise, shall be subject to the review and approval of the Policy Council, provided; however, ProMedCo-Harrisburg shall have final approval of any capital expenditure required by BEACON.

     (b) Administrator. The selection and retention of the Administrator pursuant to Section 3.1 shall be subject to the reasonable approval of the Policy Council. If BEACON is dissatisfied with the services provided by the Administrator, BEACON shall refer the matter to the Policy Council. ProMedCo-Harrisburg and Policy Council shall in good faith determine whether the performance of the Administrator could be brought to acceptable levels through counsel and assistance, or whether the Administrator should be terminated. ProMedCo-Harrisburg shall have the ultimate authority to terminate the Administrator.

         (c) Advertising. All advertising, marketing, and public relations shall be subject to the prior review and approval of the
                  Policy Council, in compliance with applicable laws and regulations governing professional advertising and in accordance with the standards and medical ethics of the American Medical Association and the Pennsylvania Medical Society.

         (d) Ancillary Services. The Policy Council shall approve Clinic provided ancillary services based upon the pricing, access to and quality of such services.

         (e) Capital Improvements and Expansion. The Policy Council shall determine the priority for any renovation, expansion plans and major equipment expenditures with respect to the Clinic based upon economic feasibility, physician support, productivity and market conditions. Any capital expenditure in excess of $10,000 shall require the approval of the Policy Council, however, ProMedCo-Harrisburg shall have final approval over any capital expenditures.


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         (f)      Exceptions  to Inclusion in the Net Revenue  Calculation.  The
                  exclusion of any revenue from Net Clinic Revenues, whether now or in the future, shall be subject to the approval of the Policy Council.

         (g) Grievance Issues. Subject to the provisions of Section 1.2 of this Agreement, the Policy Council shall consider and make final decisions regarding grievances pertaining to matters not specifically addressed in this Agreement as referred to it by BEACON's Board or ProMedCo-Harrisburg.

         (h) Patient Fees. In consultation with BEACON and ProMedCo-Harrisburg, the Policy Council shall review and adopt the fee schedule for all physician and ancillary services rendered by the Clinic.

         (i) Physician Hiring. The Policy Council, with information and analysis provided by ProMedCo-Harrisburg, shall determine the number and type of physicians required for the efficient operation of the Clinic and BEACON shall determine the individual physicians to be hired to fill such positions. The approval of ProMedCo-Harrisburg shall be required for any variations to the restrictive covenants in any physician employment contract.

     (j) Provider and Payor Relationships. The Policy Council shall make the decisions regarding the establishment and maintenance of relationships with institutional health care providers and payors. The Policy
          Council shall be responsible for approving the allocation of capitation risk pools between the professional and institutional components of these pools to the extent applicable under a payor agreement. ProMedCo-Harrisburg and BEACON shall use actuarial data from a nationally recognized actuarial firm as agreed to by both parties, for the purposes of allocating capitation funds, for those professional services provided directly by BEACON.

     (k)  Strategic  Planning.  The  Policy  Council,  with  the  assistance  of
          ProMedCoHarrisburg,   shall  develop  long-term   strategic   planning
          objectives.

3.  0BLIGATIONS OF PROMEDCO-HARRISBURG

         During the term of this Agreement, ProMedCo-Harrisburg shall provide or arrange for the services set forth in this Section 3, the cost of all of which shall be

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included in Clinic Expenses.  ProMedCo-Harrisburg is hereby expressly authorized to perform its services in whatever manner it deems reasonably appropriate, in accordance with policies approved by the Policy Council, and including without limitation,  performance  of some  functions at locations  other than the Clinic
Facility.   BEACON   will   not   act   in  a   manner   which   would   prevent
ProMedCo-Harrisburg from efficiently managing the Clinic Facility operations in a businesslike manner. BEACON, through BEACON Employees, will provide all medical services. ProMedCo-Harrisburg will have no authority, directly or
indirectly,   to  perform,   and  will  not  perform,   any  medical   function.
ProMedCo-Harrisburg may, however, advise BEACON as to the relationship between its performance of medical functions and the overall administrative and business functioning of the Clinic.

         3.1 Management and Administration. During the term of this Agreement, BEACON hereby appoints ProMedCo-Harrisburg as the sole and exclusive manager and administrator of all non-medical functions and services related to BEACON's services at the Clinic. BEACON, through BEACON Employees, shall perform all medical services, and ProMedCo-Harrisburg shall have no authority, directly or indirectly, to perform, and will not perform, any medical function. Without limiting the generality of the foregoing, ProMedCo-Harrisburg shall provide the following administrative, management and marketing services as may be required in conjunction with BEACON's services at the Clinic. ProMedCo-Harrisburg shall hire and supervise an Administrator, subject to the reasonable approval of the Policy Council, to manage and administer all of the day-today business functions of ProMedCo-Harrisburg, including without limitation:

         3.1.1 Annual Budgets. Financial planning and preparation of annual budgets. Annually and at least 30 days prior to the commencement of each fiscal year, ProMedCoHarrisburg shall prepare and deliver to BEACON capital and operating budgets reflecting in reasonable detail anticipated revenues and expenses, sources and uses of capital to maintain and enhance BEACON's medical practice and Clinic services.

         3.1.2 Financial Statements. ProMedCo-Harrisburg shall prepare monthly and fiscal year unaudited financial statements containing a balance sheet and a statement of income for Clinic operations, which shall be delivered to BEACON within thirty (30) days after the close of each calendar month. The fiscal year statement may be examined by a certified public accountant as selected by ProMedCo-Harrisburg in connection with the audit of the financial statements of ProMedCo. If BEACON desires an audit in addition to the audit provided by ProMedCo-Harrisburg, such an audit would be at BEACON's expense.

         3.1.3 Non-Physician Personnel. ProMedCo-Harrisburg will provide all non physician personnel reasonably necessary for the conduct of Clinic operations with the

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exception of Physician  Extenders and Technical  Employees.  ProMedCo-Harrisburg
shall determine and cause to be paid the salaries, fringe benefits and any sums withheld for income taxes, unemployment insurance, social security taxes required to be withheld or any other withholding amounts required by applicable law or governmental authority, of all such personnel. Such personnel shall be under the direction, supervision and control of ProMedCo-Harrisburg, with those
personnel   performing   patient  care  services  subject  to  the  professional
supervision of BEACON. If BEACON is dissatisfied with the services of any person, BEACON shall consult with ProMedCo-Harrisburg. ProMedCo-Harrisburg shall in good faith determine whether the performance of that employee could be brought to acceptable levels through counsel and assistance, or whether such
employee  should  be  terminated.   All  of  ProMedCo-Harrisburg's   obligations
regarding  staff  shall be  governed  by the  overriding  principle  and goal of
supporting    BEACON   in   providing    high   quality    medical    care.   At
ProMedCo-Harrisburg's option some or all of the non-physician personnel may be carried on the books of BEACON as BEACON's employees in which event BEACON's costs associated with such employees will be a Clinic Expense.

         3.1.4 Quality Assurance. ProMedCo-Harrisburg will assist BEACON in fulfilling its obligation to its patients to maintain high quality medical and professional services, including patient satisfaction programs, employee education, outcomes analysis, clinical protocol development and to implement a risk management program.

         3.1.5  Facilities  and Equipment.  ProMedCo-Harrisburg  will ensure the
proper  cleanliness  of  the  premises,   maintenance  and  cleanliness  of  the
equipment, furniture and furnishings located on the premises.

         3.1.6 Inventory Control and Purchasing Supplies. ProMedCo-Harrisburg shall order and purchase inventory and supplies, and such other ordinary, necessary or appropriate materials which ProMedCo-Harrisburg shall deem to be necessary in the operation of the Clinic, to deliver quality Clinic services in a cost effective manner.

         3.1.7 Managed Care Contracting. ProMedCo-Harrisburg will be responsible for marketing, negotiation, and administering all managed care contracts, subject to the provisions of Section 2.20); provided, however, except with respect to the existing relationship with AllianceHealth NetSource, Inc., no contract or arrangement regarding the provision of clinical services shall be entered into without BEACON's consent. The parties agree that in the event the Policy Council determines to pursue the formation of an IPA, other physician organization or hospital network, or enter into risk assumption contractual arrangements, the parties will structure the IPA, hospital network or such arrangements in the manner in which the Policy Council determines unless otherwise specifically addressed in this Agreement. The IPA or hospital

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network   will  be   managed  by   ProMedCo-Harrisburg   or  an   affiliate   of
ProMedCo-Harrisburg. In the event a management agreement is entered into for the management of an IPA or hospital network, the management agreement will provide for a management fee to be paid to the management organization by the IPA. Such management fee shall be approved by the Policy Council and set at a level to cover the costs of the management agreement.

         3.1.8 Billing and Collections. ProMedCo-Harrisburg shall bill patients and collect all fees for services performed inside or outside the Clinic Facility or arrange for such billing and collection. BEACON hereby appoints ProMedCo-Harrisburg, for the term hereof, to be its true and lawful Attorney-in-fact for the following purposes (i) to bill patients in BEACON's name and on its behalf, (ii) to collect accounts receivable resulting from such billing in BEACON's name and on its behalf, (iii) to receive payments from Blue Cross and Blue Shield, Medicare, Medicaid, payments from health plans, and all other third party payors; (iv) to receive the cash proceeds of any accounts receivable; (v) to take possession of and endorse in the name of BEACON (and/or in the name of an individual physician, such payment intended for purpose of payment of a physician's bill) any notes, checks, money orders, insurance payments and other instruments received in payment of accounts receivable; and
(vi) in accordance with policies adopted by the Policy Council, to initiate legal proceedings in the name of BEACON to collect any accounts and monies owed to the Clinic, to enforce the rights of BEACON or BEACON Employees as creditor under any contract or in connection with the rendering of any service, and to contest adjustments and denials governmental agencies (or its fiscal intermediaries) as third-party payors. All adjustments made for uncollectible accounts, professional courtesies and other activities that do not generate a collectible fee shall be done in a reasonable and consistent manner acceptable to ProMedCo-Harrisburg's independent certified public accountants.

         3.1.9 Deposit of Net Clinic Revenues. During the term of this Agreement, all Net Clinic Revenues collected resulting from the operations of the Clinic shall be deposited directly into a bank account of which BEACON shall be the owner ("Account"). ProMedCo-Harrisburg and BEACON shall maintain their accounting records in such a way as to clearly segregate Net Clinic Revenues from other funds of ProMedCo-Harrisburg or BEACON. BEACON hereby appoints ProMedCo-Harrisburg as its true and lawful attorney-in-fact to deposit in the Account all revenues collected. BEACON covenants, and shall cause all BEACON Employees to covenant, to forward any payments received with respect to Net Clinic Revenues for services provided by BEACON and BEACON Employees to ProMedCo-Harrisburg for deposit. ProMedCo-Harrisburg shall have the right to withdraw funds from the Account and all owners of the Account shall execute a revocable standing transfer order ("Transfer Order") under which the bank maintaining the Account shall periodically transfer the entire balance of the
Account to a separate bank account owned solely by ProMedCo-Harrisburg ("ProMedCo-Harrisburg Account"). BEACON and ProMedCo-Harrisburg hereby agree

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to  execute  from  time to time  such  documents  and  instructions  as shall be required by the bank maintaining the Account and mutually agreed upon to effectuate the foregoing provisions and to extend or amend such documents and instructions. Any action by BEACON that interferes with the operation of this Section, including, but not limited to, any failure to deposit or have ProMedCo-Harrisburg deposit any Net Clinic Revenues into the Account, any withdrawal of any funds from the Account not authorized by the express terms of this Agreement, or any revocation of or attempt to revoke the Transfer Order (otherwise than upon expiration or termination of this Agreement), will constitute a breach of this Agreement and will entitle ProMedCo-Harrisburg, in addition to any other remedies that it may have at law or in equity, to seek a court ordered assignment of the following rights:

     (a) To collect accounts receivable resulting from the provision of services to patients of BEACON and the BEACON Employees;

     (b) To receive payments from patients, third party payor plans, insurance companies, Medicare, Medicaid and all other payors with respect to services rendered by BEACON and its BEACON Employees;

     (c) To take possession of and endorse any notes, checks, money orders, insurance payments and any other instruments received as payment of such accounts receivable; and

     (d)  To collect all revenues of the Clinic.

         3.1.10     Management     Information     Systems/Computer     Systems.
ProMedCo-Harrisburg shall supervise and provide information systems that are necessary and appropriate for the operation of the Clinic.

         3.1.11 Legal and Accounting Services. ProMedCo-Harrisburg shall arrange for or render to BEACON such business and financial management consultation and advice as may be reasonably required or requested by BEACON and directly related to the operations of the Clinic, including the attorneys' fees and other costs of enforcing any physician contract containing restrictive covenants and attorneys' fees and other costs and expenses of litigation, arbitration or other proceeding for malpractice suits against the Clinic and the BEACON Employees other than the Physician Shareholders to the extent such fees, costs and expenses are not covered by insurance; provided, such services must be approved in advance by the Administrator and shall be paid by BEACON and treated as a Clinic Expense. ProMedCo-Harrisburg shall not be responsible for rendering any legal or tax advice or

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services or personal financial services to BEACON or any employee or agent of
BEACON.

         3.1.12 Negotiation and Payment of Premiums For All Insurance Products Held By BEACON. ProMedCo-Harrisburg shall negotiate for and cause premiums to be paid with respect to the insurance provided for in Section 8. Premiums and deductibles with respect to such policies shall be a Clinic Expense.

         3.1.13 Physician Recruiting. ProMedCo-Harrisburg shall assist BEACON in recruiting additional physicians, carrying out such administrative functions as may be appropriate such as advertising for and identifying potential candidates, checking credentials, and arranging interviews; provided, however, BEACON shall interview and make the ultimate decision as to the suitability of any physician to become associated with the Clinic. All physicians recruited by ProMedCo-Harrisburg and accepted by BEACON shall be the sole employees of BEACON to the extent such physicians are hired as employees. Any expenses incurred in the recruitment of physicians, including, but not limited to, employment agency fees, relocation and interviewing expenses shall be Clinic Expenses approved by the Policy Council.

         3.1.14 Supervision of Ancillary Services. ProMedCo-Harrisburg shall operate and supervise such ancillary services as approved by the Policy Council.

         3.1.15 Strategic Planning Assistance. ProMedCo-Harrisburg shall assist with and implement the strategic plan as approved by the Policy Council.

         3.1.16 Advertising and Public Relations. From time to time ProMedCo-Harrisburg shall recommend to the Policy Council various advertising and public relations initiatives which shall not be implemented without Policy Council approval.

         3.1.17 Files and Records. ProMedCo-Harrisburg shall supervise and maintain custody of all files and records relating to the operation of the Clinic, including but not limited to accounting, billing, patient medical records, and collection records. Patient medical records shall at all times be and remain the property of BEACON and shall be located at Clinic facilities so that they are readily accessible for patient care. The management of all files and records shall comply with applicable state and federal statutes. ProMedCo-Harrisburg shall use its reasonable efforts to preserve the confidentiality of patients' medical records and use information contained in such records only for the limited purpose necessary to perform the services set forth herein, provided, however, in no event shall a breach of said confidentiality be deemed a default under this Agreement unless such breach of confidentiality is determined to have resulted from intentional or willful misconduct or gross negligence of ProMedCo-Harrisburg. All medical records pertaining to BEACON patients obtained by ProMedCo-Harrisburg pursuant to the Asset Purchase Agreement shall be transferred to BEACON on the Effective Date of this Agreement.

         3.2 Administrator. ProMedCo-Harrisburg shall be responsible for the selection and retention of the Administrator, subject to the provisions of
Section 2.2(b).

         3.3 Expansion of Clinic. ProMedCo-Harrisburg will pursue various programs to increase revenue and profitability including assisting BEACON in adding additional office based procedures, ancillary services and adding additional satellite office(s) as determined by the Policy Council to be beneficial to the Clinic. ProMedCo-Harrisburg will also assist in recruiting new physicians and developing relationships and affiliations with other physicians, hospitals, networks, HMOs, etc. To assist in the continued growth and development of the Clinic, ProMedCo-Harrisburg may acquire other physician practices. BEACON will cooperate with ProMedCo-Harrisburg in such expansion efforts and use its reasonable efforts to assist ProMedCo-Harrisburg with respect thereto. Without limiting the generality of the foregoing, BEACON will not enter into any agreements with respect to any such matter referred to in this Section 3.3 without the prior consent of ProMedCo-Harrisburg.

         3.4 Events Excusing Performance. ProMedCo-Harrisburg shall not be liable to BEACON for failure to perform any of the services required herein in the event of strikes, lock-outs, calamities, acts of God, unavailability of supplies, or other events over which ProMedCo-Harrisburg has no control for so long as such events continue, and for a reasonable amount of time thereafter.

         3.5 Compliance With Applicable Laws. ProMedCo-Harrisburg shall comply with all applicable federal, state and local laws, regulations and restrictions in the conduct of its obligations under this Agreement.

4.  OBLIGATIONS OF BEACON

         4.1 Professional Services. BEACON shall provide professional services to patients in compliance at all times with ethical standards, laws and regulations applying to the medical profession. BEACON shall also ensure that each physician associated with BEACON is licensed by the Commonwealth of Pennsylvania. In the event that any disciplinary actions or medical malpractice actions are initiated against any such physician, BEACON shall immediately inform the Administrator of such action and the underlying facts and circumstances. BEACON shall carry out a program to monitor the quality of medical care practiced, with ProMedCo-Harrisburg's assistance. BEACON will cooperate with ProMedCo-Harrisburg in taking steps to resolve any utilization review or quality assurance issues which may arise in connection with the Clinic.

         4.2 Employment Of Physician Employees. BEACON shall have complete control of and responsibility for the hiring, compensation, supervision, evaluation and termination of its Physician Shareholders and Physician Employees, although at the request of BEACON, ProMedCo-Harrisburg shall consult with BEACON regarding such matters. BEACON shall enforce formal employee agreements from each of its Physician Shareholders and Physician Employees, hired or contracted, substantially in the form attached to the Asset Purchase Agreement as Appendix 2.91).

         4.3 BEACON Expenses. BEACON shall be solely responsible for the payment of all costs and expenses incurred in connection with BEACON operations which are not Clinic Expenses, including, but not limited to, accounting and other professional services fees, salaries and benefits, retirement plan contributions, health, disability and life insurance premiums (other than premiums relating to Split Dollar Agreements between ProMedCo-Harrisburg and certain Medical Professionals which shall be borne by ProMedCo-Harrisburg), payroll taxes, membership in professional associations, continuing medical education, and licensing and board certification fees for its Physician Employees and Physician Extenders.

         4.4 Medical Practice. BEACON shall use and occupy the Clinic Facility exclusively for the practice of medicine, and shall comply with all applicable local rules, ordinances and all applicable and required standards of medical care. It is expressly acknowledged by the parties that the medical practice or practices conducted at the Clinic Facility shall be conducted solely by physicians associated with BEACON, and no other physician or medical practitioner shall be permitted to use or occupy the Clinic Facility without the prior written consent of the Policy Council.

         4.5 Professional Insurance Eligibility. BEACON shall cooperate in the obtaining and retaining of professional liability insurance by assuring that its Physician Shareholders and Physician Employees are insurable, and participating in an ongoing risk management program.

         4.6 Employment Of Non-Physician Employees. There will be certain Technical Employees that perform technical functions for BEACON. These Technical Employees will remain in the employ of BEACON. As provided in Section 3.1.3, ProMedCo-Harrisburg will provide payroll and administrative services for such Technical Employees which shall be a Clinic Expense.

     4.7 Events Excusing Performance. BEACON shall not be liable to ProMedCo-Harrisburg for failure to perform any of the services required herein in the event of strikes, lock-outs, calamities, acts of God, unavailability of supplies, or other events over which BEACON has no control for so long as such events continue, and for a reasonable amount of time thereafter.

         4.8 Compliance With Applicable Laws. BEACON shall comply with all applicable federal, state and local laws, regulations and restrictions in the conduct of its obligations under this Agreement.

         4.9      BEACON Employee Benefit Plans.

     (a) As of the Effective Date of this Agreement, BEACON has in effect no employee welfare benefit plans (as such term is defined in Section 3(l) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"))and no employee pension benefit plans (as such term is defined in Section 3(2) of ERISA).

     (b) BEACON shall not enter into any new "employee benefit plan" (as defined in Section 3(3) of ERISA) without the express written consent of ProMedCo-Harrisburg. Except as otherwise required by law, BEACON shall not materially amend, freeze, terminate or merge any employee welfare or employee benefit plan without the express written consent of ProMedCo-Harrisburg unless such action is contemplated by the Asset Purchase Agreement. BEACON agrees to make such changes to any employee welfare or employee benefit plan, including the freeze, termination, or merger of such plan, as may be approved by ProMedCo- Harrisburg.

     (c) Expenses incurred in connection with any BEACON Plan or other employee benefit plan maintained by BEACON, including without limitation the compensation of counsel, accountants, corporate trustees and other agents shall be expenses of BEACON.

     (d) The contribution and administration expenses for Medical Professionals shall be an expense of BEACON. ProMedCo-Harrisburg shall make contributions or payments with respect to any BEACON Plan, as a Clinic Expense, on behalf of eligible Technical Employees.

     (e) ProMedCo-Harrisburg shall have the sole and exclusive authority to adopt, amend, or terminate any employee benefit plan for the benefit of its employees. ProMedCo-Harrisburg shall have the sole and exclusive authority to appoint the trustee, custodian, and administrator of any such plan.

         4.10 Physician Powers of Attorney. BEACON shall require all Medical Professionals to execute and deliver to ProMedCo-Harrisburg powers of attorney, satisfactory in form and substance to ProMedCo-Harrisburg and BEACON, appointing ProMedCo-Harrisburg as attorney-in-fact for each of the purposes set forth in Sections 3.1.8 and 3.1.9, which powers of attorney shall immediately terminate upon termination of this Agreement.

         4.11 Spokesperson. BEACON shall serve as spokesperson for ProMedCo-Harrisburg and ProMedCo in Clinic, ProMedCo-Harrisburg and ProMedCo development activities. The parties agree that Dean Leis, M.D. and Samuel Faber, M.D., or such other Physician Shareholder as tile Policy Council shall appoint, shall serve in this capacity on behalf of BEACON.

5.  RECORDS

         5.1 Patient Records. Upon termination of this Agreement, BEACON shall retain all patient medical records maintained by BEACON or ProMedCo-Harrisburg in the name of BEACON. BEACON shall, at its option, be entitled to retain copies of financial and accounting records relating to all services performed by BEACON.

         5.2 Other Records. All records relating in any way to the operation of the Clinic which are not the property of BEACON under the provisions of Section
5.1 above, shall at all times be the property of ProMedCo-Harrisburg.

         5.3 Access to Records. During the term of this Agreement, and thereafter, BEACON or its designee shall upon 24 hours notice have reasonable access during normal business hours to BEACON's and ProMedCo-Harrisburg's financial records, including, but not limited to, records of collections, expenses and disbursements as kept by ProMedCo-Harrisburg in performing ProMedCo-Harrisburg's obligations under this Agreement, and BEACON may copy any or all such records.

6.  FACILITIES TO BE PROVIDED BY PROMEDCO-HARRISBURG

         6.1 Facilities. ProMedCo-Harrisburg hereby agrees to provide or arrange as a Clinic Expense the offices and facilities for Clinic operations, including but not limited to, the Clinic Facility and all costs of repairs, maintenance and improvements, utility (telephone, electric, gas, water) expenses, normal janitorial services, related real or personal property lease cost payments and expenses, taxes and insurance, refuse disposal and all other costs and expenses reasonably incurred in conducting operations in the Clinic Facility during the term of this Agreement.

         6.2 Use of Facilities. ProMedCo-Harrisburg and BEACON agree that BEACON, as an independent contractor, is a separate organization that retains the authority to direct the medical, professional, and ethical aspects of its medical practice. If a Physician Shareholder or a Physician Employee performs abortion procedures in any facility, ProMedCo-Harrisburg shall not receive any ProMedCo-Harrisburg Distribution from the revenue generated from such procedures.

7.  FINANCIAL ARRANGEMENTS

         7.1 Payments to BEACON and ProMedCo-Harrisburg. BEACON and ProMedCo-Harrisburg agree that the compensation set forth herein is being paid to ProMedCo-Harrisburg in consideration of a substantial commitment made by ProMedCo-Harrisburg hereunder and that such fees are fair and reasonable. As payment for its services rendered to BEACON, each month ProMedCo-Harrisburg shall be paid the amount of all Clinic Expenses and the ProMedCo-Harrisburg Distribution. All Net Clinic Revenues after deduction of Clinic Expenses, and the ProMedCo-Harrisburg Distribution, shall be referred to as the "BEACON Distribution."

         7.2 Distribution. The amounts to be paid to ProMedCo-Harrisburg under this Section 7.2 shall be payable monthly. ProMedCo-Harrisburg shall pay to BEACON, in accordance with the provisions of Section 7.4, the BEACON Distribution amounts on or about the 15th day of such following month. Some amounts may need to be estimated, with adjustments made as necessary the following month. Any audit adjustments would be made after completion of the fiscal year audit.

         7.3 Clinic Expenses. Commencing on the Effective Date, ProMedCo-Harrisburg shall pay all Clinic Expenses as they fall due (including without limitation those related to any Non-Physician Personnel carried on the books of BEACON at the requirement of ProMedCo-Harrisburg), provided, however, that ProMedCo-Harrisburg may, in the name of and on behalf of BEACON, contest in good faith any claimed Clinic Expenses as to which there is any dispute regarding the nature, existence or validity of such claimed Clinic Expenses. ProMedCo-Harrisburg hereby agrees to indemnify and hold BEACON harmless from and against any liability, loss, damages, claims, causes of action and reasonable expenses of BEACON resulting from the contest of any Clinic Expenses.

         7.4 Accounts Receivable. Except for the first month of this Agreement, on approximately the 15th day of each month, ProMedCo-Harrisburg shall purchase the accounts receivable of BEACON arising during the previous month, by payment of cash, or other readily available funds into an account of BEACON. The consideration for the purchase shall be an amount equal to the BEACON Distribution for such previous month. Although it is the intention of the parties that ProMedCo-Harrisburg purchase and thereby become owner of the accounts receivable of BEACON, in case such purchase shall be ineffective for any reason, BEACON, as of the Effective Date of this Agreement, grants and shall cause each Medical Professional to grant to ProMedCo-Harrisburg a first priority lien on and security interest in and to any and all interest of BEACON and such Medical Professional in any accounts receivable generated by the medical practice of BEACON and the Medical Professionals Employees or otherwise generated through the operations of the Clinic, and all proceeds with respect thereto, to secure the payment to ProMedCo-Harrisburg of all such accounts receivable, and this Agreement shall be deemed to be a security agreement to the extent necessary to give effect to the foregoing. In addition, BEACON shall cooperate with ProMedCo-Harrisburg and execute and deliver, and cause each Medical Professional to execute and deliver, all necessary documents in connection with the pledge of such accounts receivable to ProMedCo-Harrisburg or at ProMedCo-Harrisburg's option, its lenders. All collections in respect of such accounts receivable shall be deposited in a bank account at a bank designated by ProMedCo-Harrisburg. To the extent BEACON or any Medical Professional comes into possession of any payments in respect of such accounts receivable, BEACON or such Medical Professional shall direct such payments to ProMedCo-Harrisburg for deposit in bank accounts designated by ProMedCo-Harrisburg.

8.  INSURANCE AND INDEMNITY

         8.1 Insurance to be Maintained by ProMedCo-Harrisburg. Throughout the term of this Agreement, ProMedCo-Harrisburg will use reasonable efforts to provide and maintain, as a Clinic Expense, comprehensive professional liability insurance for all physicians and professional employees of ProMedCo-Harrisburg and BEACON with limits of not less than $1,200,000 per claim and with aggregate policy limits of not less than $3,600,000 per physician or employee with a separate limit for BEACON. ProMedCo-Harrisburg shall provide such insurance through its national program and will have the right to select the carrier for such insurance with the approval of the Policy Council, which approval shall not be unreasonably withheld. BEACON shall be responsible for all liabilities (including without limitation deductibles and excess liabilities) not paid within the limits of such policies. ProMedCo-Harrisburg shall also provide and maintain, as a Clinic Expense, comprehensive general liability insurance and property insurance covering the Clinic Facility and operations.

         8.2 Tail Insurance Coverage. immediately after termination of the employment relationship with any Physician Shareholder or Physician Employee for any reason, BEACON shall purchase tail insurance coverage respecting Employee's professional liability risks during the term of employment.

         8.3 Additional Insured. BEACON and ProMedCo-Harrisburg agree to use their reasonable efforts to have each other named as an additional insured on the other's respective professional liability insurance programs at ProMedCo-Harrisburg's expense.

         8.4 Indemnification. BEACON shall indemnify, hold harmless and defend ProMedCoHarrisburg, its officers, directors and employees, from and against any and all liability, loss, damage, claim, causes of action, and expenses (including reasonable attorneys' fees), to the extent not covered by insurance, caused or asserted to have been caused, directly or indirectly, by or as a result of the performance of medical services or any other acts or omissions by BEACON and/or its shareholders, agents, employees and/or subcontractors (other than ProMedCo-Harrisburg) during the term hereof, including any claim against ProMedCo-Harrisburg by a BEACON Employee, which claim arises out of such BEACON Employees' employment relationship with BEACON or as a result of services performed by such BEACON Employee, and which claim would typically be covered by worker's compensation. ProMedCo-Harrisburg shall indemnify, hold harmless and defend BEACON, its officers, directors and employees, from and against any and all liability, loss, damage, claim, causes of action, and expenses (including reasonable attomeys' fees), to the extent not covered by insurance, caused or asserted to have been caused, directly or indirectly, by or as a result of the performance of any intentional acts, negligent acts or omissions by ProMedCo-Harrisburg and/or its shareholders, agents, employees and/or subcontractors (other than BEACON) during the term of this Agreement.

9.  RESTRICTIVE COVENANTS AND LIQUIDATED DAMAGES

         The parties recognize that the services to be provided by ProMedCo-Harrisburg shall be feasible only if BEACON operates an active medical practice to which the physicians associated with BEACON devote their full time and attention. To that end:

         9.1 Restrictive Covenants by BEACON. During the term of this Agreement, except as approved by the Policy Council pursuant to Section 2.2(e) hereof, BEACON shall not establish, operate or provide physician services at any medical office, clinic or other health care facility providing services substantially similar to those provided by BEACON pursuant to this Agreement anywhere within a radius of 15 miles of the Clinic Facility, or within a radius of 15 miles of any current or future medical office, clinic or other health care facility from which BEACON provides medical services.

         9.2 Restrictive Covenants By Medical Professionals. BEACON shall obtain and enforce formal employment agreements from each of its future Medical Professionals in substantially the form attached as Appendix 2.9C to the Asset Purchase Agreement pursuant to which each such Medical Professional agrees that during the term of such Medical Professional's employment agreement, and for a period of two years after any termination of employment with BEACON, such Medical Professional will not establish, operate or provide physician services at any medical office, clinic or outpatient and/or ambulatory treatment or diagnostic facility providing services substantially similar to those provided by BEACON pursuant to this Agreement within a radius of 15 miles of any medical office, clinic or other health care facility operated by BEACON from which such Medical Professional had provided medical services within 24 months prior to such termination and that ProMedCo-Harrisburg shall have third-party rights to enforce such agreements. BEACON shall also ensure that any of its current Medical Professionals whose employment agreements are extended beyond an initial five year term are subject to the provisions set forth in this paragraph for such extension.

         9.3    Physician Shareholder and Physician Employee Liquidated Damages.

     (a) Release from Restrictive Covenants. The restrictive covenants described in Section 9.2 of this Agreement will provide that the Medical Professionals (existing Medical Professionals with respect to renewal terms thereof, and future Medical Professionals with respect to the initial and renewal terms thereof) may be released from such restrictive covenants by paying Liquidated Damages in the amount of $20,000.

     (b) Repayment of Consideration in Certain Events. In addition, if a Medical Professional received a $20,000 payment pursuant to the Beacon Inducement Agreement to terminate his or her employment with HealthArnerica and said Medical Professional terminates his or her employment agreement with BEACON for any reason (other than death or Total Disability as defined in the employment agreement between such Medical Professional and BEACON) prior to the fifth anniversary of the Closing under the Asset Purchase Agreement, or is terminated for cause, as that term is defined in such employment agreement, by BEACON prior to the fifth anniversary of the Closing under the Asset Purchase Agreement, then the Medical Professional shall be required to reimburse back to ProMedCo-Harrisburg such $20,000. Such payment shall be passed on to ProMedCo-Harrisburg by BEACON simultaneously with the payment thereof by the Medical Professional to BEACON. All payments made to ProMedCo-Harrisburg under this clause (b) shall be first applied to all costs incurred by ProMedCo-Harrisburg in the enforcement of the employment agreement for that departing Medical Professional and in recruiting a replacement Medical Professional for that departing Medical Professional. The remainder, if any, shall become an additional service fee to be paid to ProMedCo-Harrisburg pursuant to Section 7. The accounting treatment of such funds shall be consistently applied and approved by ProMedCo-Harrisburg's independent certified public accountants and the Policy Council.

         9.4 Enforcement. ProMedCo-Harrisburg and BEACON acknowledge and agree that since a remedy at law for any breach or attempted breach of the provisions of this Section 9 shall be inadequate, either party shall be entitled to specific performance and injunctive or other equitable relief in case of any such breach or attempted breach, in addition to whatever other remedies may exist by law. All parties hereto also waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief. If any provision of Section 9 relating to territory or time described therein shall be declared by a court of competent jurisdiction to exceed the maximum time period, scope of activity, restricted or geographical area such court deems reasonable and enforceable under applicable law, the time period, scope of activity, restricted and/or area of restriction deemed to be reasonable and enforceable by the court shall thereafter be the time period, scope of activity, restricted and/or area of restriction applicable to the restrictive covenant provisions in this Section 9. The invalidity or non-enforceability of this Section 9 in any respect shall not affect the validity or enforceability of the remainder of this Section 9 or of any other provisions of this Agreement unless the invalid or non-enforceable provisions materially affect the benefits either party would otherwise be entitled to receive under this Section 9 or any other provision of this Agreement.

         9.5 Termination of Restrictive Covenants. Notwithstanding anything to the contrary contained herein, if this Agreement is terminated pursuant to
Section 10.2 herein, the required employment agreement restrictive covenant, liquidated damages and enforcement terms and the repayment of consideration term contained in this Section 9 shall be null and void and of no force or effect.

10.  TERM RENEWAL; TERMINATION

         10.1 Term and Renewal. The term of this Agreement shall commence on the Effective Date hereof and shall continue for 40 years, after which it shall automatically renew for five-year terms unless either party provides the other party with at least 12 months but not more than 13 months written notice prior to any renewal date.

         10.2 Termination by BEACON. BEACON may terminate this Agreement as follows:

     (i) In the event of the filing of a petition in voluntary bankruptcy or an assignment for the benefit of creditors by ProMedCo-Harrisburg, or upon other action taken or suffered, voluntarily or involuntarily, under any federal or state law for the benefit of debtors by ProMedCo-Harrisburg, except for the filing of a petition in involuntary bankruptcy against ProMedCo-Harrisburg which is dismissed within 30 days thereafter, BEACON may give notice of the immediate termination of this Agreement.

     (ii) In the event ProMedCo-Harrisburg shall materially default in the performance of any duty or obligation imposed upon it by this Agreement and such default shall continue for a period of 120 days after written notice thereof has been given to ProMedCo-Harrisburg by BEACON; or ProMedCo-Harrisburg shall fail to remit the payments due as provided in Section 7.2 hereof and such failure to remit shall continue for a period of 30 days after written notice thereof, BEACON may terminate this Agreement. Termination of this Agreement pursuant to this Section 10.2(ii) by BEACON shall require the affirmative vote of 75% of the Physician Shareholders.

         10.3 Termination by ProMedCo-Harrisburg. ProMedCo-Harrisburg may terminate this Agreement as follows:

     (i) In the event of the filing of a petition in voluntary bankruptcy or an assignment for the benefit of creditors by BEACON, or upon other action taken or suffered, voluntarily or involuntarily, under any federal or state law for the benefit of debtors by BEACON, except for the filing of a petition in involuntary bankruptcy against BEACON which is dismissed within 30 days thereafter, ProMedCo-Harrisburg may give notice of the immediate termination of this Agreement.

     (ii) In the event BEACON shall materially default in the performance of any duty or obligation imposed upon it by this Agreement or in the event a majority of the Physicians Shareholders shall materially default in the performance of any duty or obligation imposed upon them by this Agreement or by their employment agreements with BEACON, and such default shall continue for a period of 90 days after written notice thereof has been given to BEACON and such Physician Shareholders by ProMedCo-Harrisburg, ProMedCo-Harrisburg may terminate this Agreement.

         10.4 Actions After Termination. In the event that this Agreement shall be terminated, the BEACON Distribution and the ProMedCo-Harrisburg Distribution shall be paid through the effective date of termination. In addition, the various rights and remedies herein granted to the aggrieved party shall tie cumulative and in addition to any others such party may be entitled to by law. The exercise of one or more rights or remedies shall not impair the right of the aggrieved party to exercise any other right or remedy, at law. Upon termination of this Agreement, BEACON shall:

         10.4.1 Asset Repurchase. Purchase from ProMedCo-Harrisburg at book value the intangible assets set forth on the Opening Balance Sheet, as adjusted through the last day of the month most recently ended prior to the date of such termination in accordance with GAAP to reflect amortization or depreciation of the intangible assets, which amortization shall be for a period not in excess of 40 years.

         10.4.2 Real Estate. Purchase from ProMedCo-Harrisburg all real estate, if any, associated with the Clinic and owned by ProMedCo-Harrisburg at the then book value thereof.

         10.4.3 Improvements. Purchase all improvements, additions or leasehold improvements which have been made by ProMedCo-Harrisburg as reflected on ProMedCo-Harrisburg's books as of the last day of this Agreement and which relate solely to the performance of its obligations under this Agreement or the properties subleased by ProMedCo-Harrisburg, if any.

         10.4.4 Debts. Assume all ordinary and necessary debt, contracts, payables and leases which are obligations of ProMedCo-Harrisburg and which relate principally to the performance of its obligations under this Agreement or the properties subleased by ProMedCo-Harrisburg, if any.

         10.4.5 Equipment; Inventories; Accounts Receivable; etc. Purchase from ProMedCo-Harrisburg at book value as reflected on ProMedCo-Harrisburg's books as of the last day of this Agreement:

         (i) Equipment. All of the equipment acquired by ProMedCo-Harrisburg pursuant to the Asset Purchase Agreement, including all replacements and additions thereto made by ProMedCo-Harrisburg with the approval of the Policy Council pursuant to the performance of its obligations under this Agreement;

         (ii) Inventory. All stock, including inventory and supplies, tangibles and intangibles of ProMedCo-Harrisburg relating to BEACON operations;
         (iii) Accounts Receivable. All uncollected accounts receivable theretofore purchased by ProMedCo-Harrisburg pursuant to
                  Section 7.4 hereof at the book value thereof on ProMedCo-Harrisburg's books; and

         (iv) Other Assets. All other assets of ProMedCo-Harrisburg relating to the operations of BEACON.

         10.4.6 Closing of Repurchase. BEACON shall pay cash for the repurchased assets. The amount of the purchase price shall be reduced by the amount of debt and liabilities of ProMedCo-Harrisburg assumed by BEACON and shall be reduced by any payment ProMedCo-Harrisburg has failed to make under this Agreement. BEACON and any physician associated with BEACON shall execute such documents as may be required to assume the liabilities set forth in Section 10.4.4 and to remove ProMedCo-Harrisburg from any liability with respect to such repurchased assets and with respect to any property leased or subleased by ProMedCo-Harrisburg. The closing date for the repurchase shall be determined by BEACON, but shall in no event occur later than 180 days from the date of the notice of termination. The termination of this Agreement shall become effective upon the closing of the sale of the assets and BEACON shall be released from the Restrictive Covenants provided for in Section 9 on the closing date. From and after any termination, each party shall provide the other party with reasonable access to books and records then owned by it to permit such requesting party to satisfy reporting and contractual obligations which may be required of it.

11.  DEFINITIONS

         For the purposes of this Agreement, the following definitions shall apply:

         11.1 Asset Purchase Agreement shall mean the Asset Purchase Agreement dated as of August 12, 1997 between BEACON ProMedCo and ProMedCo-Harrisburg.

         11.2 BEACON Capitation Allocation shall mean payments made to BEACON for the provision of health care services delivered by BEACON Employees directly.

         11.3 BEACON Employees shall mean all Physician Shareholders, Physician Employees, Physician Extenders and Technical Employees at the relevant dates.

         11.4 BEACON Inducement Agreement shall mean the Beacon Inducement Agreement of even date herewith between BEACON and HealthAmerica.

         11.5 Capitated Revenues shall mean payments made to BEACON by an HMO or other payor in return for the provision of health care services to enrollees or subscribers of the HMO or other payor regardless of whether or not the services are provided directly by BEACON providers. Such payments may be for primary care services only in the form of a primary care capitation amount, or a global capitation covering a full range of services such as hospital and pharmaceutical costs. Any administrative fees negotiated with the payor are also included in Capitated Revenues. Fee-for-services payments to BEACON would not be included as Capitated Revenues unless the fees generated therefrom are associated with a capitated arrangement where a non-covered service is provided and billed separately. Managed care patient co-payments are not included as Capitated Revenues.

         11.6 Clinic shall mean the medical care services, including, but not limited to the practice of medicine, and all related healthcare services provided by BEACON and the BEACON Employees, utilizing the management services of ProMedCo-Harrisburg and the Clinic Facility, regardless of the location where such services are rendered.

         11.7 Clinic Expenses shall mean the amount of all expenses incurred in the operation of the Clinic including, without limitation:

     (i) Salaries, benefits (including contributions under any ProMedCo benefit plan), and other direct costs of all employees of ProMedCo-Harrisburg and Technical Employees attributable to BEACON;

     (ii) Direct costs, including benefits, of all employees or consultants of ProMedCo or affiliates of ProMedCo-Harrisburg who, with approval of the Policy Council, provides service at or in connection with BEACON required for improved performance, such as work management, purchasing, information systems, charge and coding analysis, managed care sales, negotiating and contracting, financial analysis, and business office consultation; provided, however, only that portion of such employee's or consultant's costs without mark-up by ProMedCo that is allocable to Clinic will be a Clinic Expense;

         (iii) Obligations of ProMedCo-Harrisburg or ProMedCo under leases or subleases related to Clinic operations;

         (iv) Interest Expense funds provided to ProMedCo-Harrisburg by ProMedCo or any outside source to finance or refinance any of ProMedCo-Harrisburg's obligations hereunder or services provided hereunder;

         (v)      Personal   property  and  intangible  taxes  assessed  against
                  ProMedCo-Harrisburg's assets used in connection with the operation of Clinic commencing on the date of this Agreement;

         (vi) Malpractice insurance expenses for ProMedCo-Harrisburg's operations and for the BEACON Employees, as well as any deductibles and non-insured expenses relating to malpractice claims;

         (vii) Other expenses incurred by ProMedCo-Harrisburg in carrying out its obligations under this Agreement; and

         (viii) Amortization of intangible asset value resulting from the employment of, merger with, or other acquisition of, additional physicians in the BEACON service area approved by the Policy Council.

11.8  Clinic Expenses shall not include:

         (i) Corporate overhead charges or any other expenses of ProMedCo or any corporation affiliated with ProMedCo other than the kind of items listed above;

         (ii)     Any federal or state income taxes;

         (iii) Any expenses which are expressly designated herein as expenses or responsibilities of BEACON and/or BEACON Employees other than Technical Employees;

         (iv) Any amortization expense resulting from the amortization of expenses incurred as shown on ProMedCo's financial statements, in connection with the acquisition and execution of the Asset Purchase Agreement and the execution of this Agreement; and

         (v)      Interest     expense    on     indebtedness     incurred    by
                  ProMedCo-Harrisburg or ProMedCo to finance the consideration paid under the Asset Purchase Agreement.

         (vi) Any liabilities, judgments or settlements assessed against BEACON or Physician Shareholders in excess of any insurance policy limits.

         (vii) The direct expenses associated with management of Risk Pool Surpluses.

         11.9 Clinic Facility shall mean clinic facilities located at (i) 2151 Linglestown Road, Harrisburg, PA 171 10, (ii) 825 Fishburn Road, Hershey, PA 17033, (iii) 550 22nd Street, Lemoyne, PA 17043, (iv) 5 Willow Mill Park Road, Mechanicsburg, PA 17055 and (v) any substitute facility or additional facility location, whether within or without the Harrisburg, Pennsylvania area, as approved by the Policy Council.

         11.10 Distribution Funds shall mean those amounts remaining after Clinic Expenses have been deducted from Net Clinic Revenue.

         11.11  Effective Date shall mean 12:01 a.m. on the date hereof

         11.12 HealthArnerica shall mean HealthAmerica Pennsylvania, Inc., a Pennsylvania corporation.

         11.13 Medical Professional shall mean Physician Shareholders, Physician Employees and Physician Extenders.

         11.14 Managed Care Surpluses shall mean Net Capitated Revenues less (i) Outside Medical Expenses and (11) Risk Management Expenses; provided however in the event the Alliance4Health NetSource Agreement with HealthAmerica of Pennsylvania, Inc., effective October 1, 1996, pursuant to which HealthAmerica is entitled to receive 100% of the difference between the realized percentage of premium and medical expenses, as set forth in the Alliance4Health NetSource Agreement, is still in effect, then:

         Managed Care Surpluses shall mean the total surplus or deficit resulting from Clinic operations under such Alliance4Health NetSource Agreement. For purposes of this alternative definition "total surplus or deficit" shall mean the realized percent of premium for those members who have selected a Clinic physician less any "medical expenditures" as defined in the Alliance4Health NetSource Agreement. In addition, Managed Care Surpluses shall include surpluses from risk sharing arrangements entered into with any other payors.

         11.15 Net Capitated Revenues shall mean Capitated Revenues less the BEACON Capitation Allocation.

         11.16 Net Clinic Revenues shall mean BEACON's gross billings, including ancillaries and any other revenues that have historically been recorded by BEACON or HealthArnerica as well as non-real estate revenues historically recorded by BEACON or HealthArnerica, less any adjustments such as uncollectible accounts, discounts, contractual adjustments, Medicare allowances, Medicaid allowances, and professional courtesies ("adjustments"). This specifically excludes Capitated Revenues, but does include Beacon Capitation Allocation.

         11.17 Opening Balance Sheet shall mean the balance sheet of ProMedCo-Harrisburg as of the Effective Date (as defined in the Asset Purchase Agreement), prepared in accordance with GAAP (except for the absence of certain note information), and substantially in the form of the attached Exhibit B subject to adjustments in the Consideration (as defined in the Asset Purchase Agreement).

         11.18 Outside Medical Expenses shall mean health care costs for services not provided by BEACON directly or through subcontract arrangements with other providers.

         11.19 Physician Employees shall mean any physician employed by BEACON and providing medical services to patients on behalf of BEACON, who are not Physician Shareholders.

         11.20 Physician Extenders shall mean all non-physician professional employees who provide direct patient care for which a billed charge is generated.

         11.21 Physician Shareholders shall mean any physician who is a shareholder of BEACON, both as of the date of this Agreement (which said Physician Shareholders are parties to this Agreement) and at any future point in time.

         11.22 ProMedCo shall mean ProMedCo Management Company, a Delaware corporation which is sole shareholder of ProMedCo-Harrisburg.

         11.23 ProMedCo-Harrisburg Distribution shall mean 15% of Distribution Funds plus 50% of Managed Care Surpluses.

         11.24 Risk Management Expenses shall mean ProMedCo's expenses associated with the management of capitation risk including contracting, utilization management, information systems, quality, measurements, reporting and similar expenses.

         11.25 Technical Employees shall mean technicians who provide services in the diagnostic areas of BEACON's practice, such as employees of the Clinic laboratory, radiology technicians and cardiology technicians. All Technical Employees shall be BEACON employees.

12.      GENERAL PROVISIONS

         12.1 Independent Contractor. It is acknowledged and agreed that BEACON and ProMedCo-Harrisburg are at all times acting and performing hereunder as independent contractors. ProMedCo-Harrisburg shall neither have nor exercise any control or direction over the methods by which BEACON or the BEACON Employees practice medicine. The sole function of ProMedCo-Harrisburg hereunder is to provide all management services in a competent, efficient and satisfactory manner. ProMedCo-Harrisburg shall not, by entering into and performing its obligations under this Agreement, become liable for any of the existing obligations, liabilities or debts of BEACON unless otherwise specifically provided for under the terms of this

Agreement. ProMedCo-Harrisburg will in its management role have only an obligation to exercise reasonable care in the performance of the management services. Except as contemplated in Section 8.4 hereof, neither party shall have any liability whatsoever for damages suffered on account of the willful misconduct or negligence of any employee, agent or independent contractor of the other party. Each party shall be solely responsible for compliance with all state and federal laws pertaining to employment taxes, income withholding, unemployment compensation contributions and other employment related statutes regarding their respective employees, agents and servants.

12.2     Proprietary Property.

         12.2.1 Each party agrees that the other party's proprietary property (which term shall not include information or other material generally available in the public domain) shall not be possessed, used or disclosed otherwise than may be necessary for the performance of this Agreement. Each party acknowledges that its violation of this Agreement would cause the other party irreparable harm, and may (without limiting the other party's remedies for such breach) been joined at the instance of the other party. Each party agrees that upon termination of this Agreement for any reason, absent the prior written consent of the other party, it shall have no right to and shall cease all use of the other party's proprietary property, and shall return all such proprietary property of the other party in its possession to the other party.

         12.2.2 ProMedCo-Harrisburg shall be the sole owner and holder of all right, title and interest, to all intellectual property furnished by it under this Agreement, including, but not limited to the trade name ProMedCo," all computer software, copyright, services mark and trademark right to any material or documents acquired, prepared, purchased or furnished by ProMedCo-Harrisburg pursuant to this Agreement. BEACON shall have no right, title or interest in or to such material and shall not, in any manner, distribute or use the same without the prior written authorization of ProMedCo-Harrisburg, provided, however, that the foregoing shall not restrict BEACON from distributing managed care information brochures and materials without the prior written approval of ProMedCo-Harrisburg provided no Proprietary Property of ProMedCo-Harrisburg is contained therein. Notwithstanding the preceding, however, ProMedCo-Harrisburg agrees that BEACON shall be entitled to use on a nonexclusive and nontransferable basis for the term of this Agreement the name "BEACON Family Practice" as may be necessary or appropriate in the performance of BEACON's services and obligations hereunder.

         12.3 Cooperation. Each of the parties shall cooperate fully with the other in connection with the performance of their respective duties and obligations under this Agreement.

         12.4 Licenses, Permits and Certificates. ProMedCo-Harrisburg and BEACON shall each obtain and maintain in effect, during the term of this Agreement, all licenses, permits and certificates required by law which are applicable to their respective performance pursuant to this Agreement.

         12.5 Compliance with Rules, Regulations and Laws. ProMedCo-Harrisburg and BEACON shall comply with all federal and state laws and regulations in performance of their duties and obligations hereunder. Neither party, nor their employees or agents, shall take any action that would jeopardize the other party's participation, if applicable, in any federal or state health Program including Medicare and Medicaid. ProMedCo-Harrisburg and BEACON shall take particular care to ensure that no employee or agent of either party takes any action intended to violate Section 1128B of the Social Security Act with respect to soliciting, receiving, offering or paying any remuneration (including any kickback, bribe, or rebate) directly or indirectly, overtly or covertly, in cash or in kind in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part under Title XVIII or XIX of the Social Security Act, or for purchasing, leasing, ordering, or arranging for or recommending purchasing, leasing, or ordering any good, facility, service, or item for which payment may be made in whole or in part under Title XVIII or XIX of the Social Security Act.

         12.6 Generally Accepted Accounting Principles (GAAP). All financial statements and calculations contemplated by this Agreement will be prepared or made in accordance with generally accepted accounting principles consistently applied unless the parties agree otherwise in writing.

         12.7 Notices. Any notices required or permitted to be given hereunder by either party to the other may be given by personal delivery in writing or by registered or certified mail, postage prepaid, with return receipt requested. Notices shall be addressed to the parties at the addresses appearing on the signature page of the Agreement, but each party may change such party's address by written notice given in accordance with this section. Notices delivered personally will be deemed communicated as of actual receipt; mailed notices will be deemed communicated as of three days after mailing.

         12.8 Attorneys' Fees. ProMedCo-Harrisburg and BEACON agree that the prevailing party in any legal dispute among the parties hereto shall be entitled to payment of its reasonable attorneys' fees by the other party.

         12.9 Severability. If any provision of this Agreement is held by a court of competent jurisdiction or applicable state or federal law and their implementing regulations to be invalid, void or unenforceable, the remaining provisions will nevertheless continue in full force and effect.

         12.10 Arbitration. Any controversy or claim arising out of or relating to this Agreement or the breach thereof will be settled by binding arbitration in accordance with the rules of commercial arbitration of the American
Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Such arbitration shall occur within Dauphin County, Pennsylvania, unless the parties mutually agree to have such proceedings in some other locale. The arbitrator(s) may in any such proceeding award reasonable attorneys' fees and costs to the prevailing party.

         12.11 Construction of Agreement. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania. The parties agree that the terms and provisions of this Agreement embody their mutual interest and agreement and that they are not to be construed more liberally in favor of, nor more strictly against, any party hereto.

         12.12 Assignment and Delegation. ProMedCo-Harrisburg shall have the right to assign its rights hereunder to any person, firm or corporation controlling, controlled by or under common control with ProMedCo-Harrisburg and to any lending institution, for security purposes or as collateral, from which ProMedCo-Harrisburg or ProMedCo obtains financing for itself and as agent.

Except as set forth above, neither ProMedCo-Harrisburg nor BEACON shall have the right to assign their respective rights and obligations hereunder without the written consent of the other party. BEACON may not delegate any of BEACON's duties hereunder, except as expressly contemplated herein; however, ProMedCo-Harrisburg may delegate some or all of ProMedCo-Harrisburg's duties hereunder to the extent it concludes, in its sole discretion, that such delegation is in the mutual interest of the parties hereto.

         12.13 Confidentiality. The terms of this Agreement and in particular the provisions regarding compensation, are confidential and shall not be disclosed except as necessary to the performance of this Agreement or as required by law.

         12.14 Waiver. The waiver of any provision, or of the breach of any provision of this Agreement must be set forth specifically in writing and signed by the waiving party. Any such waiver shall not operate or be deemed to be a waiver of any prior or future breach of such provision or of any other provision.

         12.15 Headings. The subject headings of the articles and sections of this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

         12.16 No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon any person, firm or corporation other than the parties hereto and their respective successors or assigns, any remedy or claim under or by reason of this Agreement or any term, covenant or condition hereof, as third party beneficiaries or otherwise, and all of the terms, covenants and conditions hereof shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns.

         12.17 Time is of the Essence. Time is hereby expressly declared to be of the essence in this Agreement.

         12.18 Modifications of Agreement for Prospective Legal Events. In the event any state or federal laws or regulations, now existing or enacted or promulgated after the effective date of this Agreement, are interpreted by judicial decision, a regulatory agency or by agreement of legal counsel for both parties in such a manner as to indicate that the structure of this Agreement may be in violation of such laws or regulations, or in the event the Pennsylvania Board of Medical Examiners or other authority with legal jurisdiction shall, solely by virtue of this Agreement, initiate an action to revoke, suspend, or restrict the license of any physician retained by BEACON to practice medicine in the: Commonwealth of Pennsylvania, BEACON and ProMedCo-Harrisburg shall amend this Agreement as necessary. To the maximum extent possible, any such amendment shall preserve the underlying economic and financial arrangements between BEACON and ProMedCo-Harrisburg. In the event it is not possible to amend this Agreement to preserve in all material respects the underlying economic and financial arrangements between BEACON and ProMedCo-Harrisburg, this Agreement may tie terminated by written notice by either party within 90 days from date of such interpretation or action, termination to be effective no sooner than the earlier of 180 days from the date notice of termination is given or the latest possible date specified for such termination in any regulatory order or notice. Termination pursuant to this Section 12.18 by BEACON shall require the affirmative vote of a majority of Physician Shareholders.

         12.19 Whole Agreement Modification. A contract in which the amount involved exceeds $50,000 in value is not enforceable unless the Agreement is in writing and signed by the party to be bound or by that party's authorized representative. The rights and obligations of the parties hereto shall be determined solely from written agreements. Documents and instruments, and any prior oral agreements between the parties are superseded by and merged into such writings. This Agreement (As amended in writing from time to time), the exhibits, and the schedules delivered pursuant hereto

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                                                        28

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represent  the  final  agreement  between  the  parties  hereto  and  may not be
contradicted  by  evidence  of  prior,   contemporaneous,   or  subsequent  oral
agreements by the parties. There are no unwritten oral agreements between the parties.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.


                                            P.B. MANAGEMENT COMPANY, INC.


                                            By:
                                            Name:
                                            Title:
                                            Address:          801 Cherry Street
                                   Suite 1450
                              Forth Worth, TX 76102


                                            BEACON MEDICAL GROUP, P.C.

                                            By:
                                            Name:
                                            Title:
                                            Address:

Acknowledgment and Agreement by Physician Shareholders to abide by the terms of the Service Agreement



Printed Name                                                  Printed Name
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